Exhibit 23(a)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption, "Experts", in the Registration Statement on Form S-8 pertaining to Five Star Products, Inc 1994 Stock Option Plan and to the incorporation by reference therein of our report dated March 10, 2006 relating to the consolidated financial statements of Five Star Products, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


/s/ EISNER LLP

New York, New York
October 10, 2006